TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

BOW RIVER CAPITAL EVERGREEN FUND

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

BOW RIVER CAPITAL EVERGREEN FUND

Tendered Pursuant to the Offer to Purchase

Dated July 19, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 P.M., EASTERN TIME, ON AUGUST 23, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal and Return via Mail to:

Bow River Capital Evergreen Fund

c/o UMB Fund Services, Inc.

Attention Tender Offer Administrator

235 W. Galena Street

Milwaukee, WI 53212

(the Fund recommends certified mail, return receipt requested)

OR

Complete This Notice of Withdrawal and Return via fax or email to:

Attention: Tender Offer Administrator

Fax: (816) 860-3140

Phone: (888) 330-3350

Email: autoaiprocessing@umb.com

(IMPORTANT: all emails sent to automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Send one email per repurchase request along with required supporting documentation, if any)

BOW RIVER CAPITAL EVERGREEN FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Bow River Capital Evergreen Fund (the “Fund”), or the tender of some of such shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated __________.

Such tender was in the amount of:

☐	All of the undersigned’s entire shares of beneficial interest.

☐	A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value or number of shares

$ _____________or ________________(number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender by mail or fax, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: ______________